Vantage Drilling Company Reports Fourth Quarter and Full Year 2013 Results

HOUSTON, TX--(MARKET WIRE)-February 28, 2014 -- Vantage Drilling Company ("Vantage" or the "Company") (NYSE MKT: VTG) reports record net income for the three months ended December 31, 2013 of $30.3 million or $0.09 per diluted share as compared to a net loss of $11.5 million or ($0.04) per diluted share excluding approximately $122.1 million of charges for the early retirement of debt, for the three months ended December 31, 2012. Including the charges for the early retirement of debt in the prior year, the Company reported a net loss of $133.6 million or ($0.45) per diluted share.

For the twelve months ended December 31, 2013, Vantage reports net income of approximately $16.5 million or $0.05 per diluted share excluding approximately $98.3 million of charges for the early retirement of debt as compared to a net loss of $20.7 million or ($0.07) per diluted share for the twelve months ended December 31, 2012, excluding approximately $124.6 million of charges for the early retirement of debt. Including the charges for the early retirement of debt, the company reported losses of $81.8 million or ($0.27) per diluted share and $145.3 million or ($0.50) per diluted share for the twelve months ended December 31, 2013 and 2012, respectively.

Paul Bragg, Chairman and Chief Executive Officer, commented, "We are pleased to announce record revenue, EBITDA and net income for the quarter with exceptional operating performance of all seven of our completed rigs. These exceptional results are due not only to the quality of our fleet, but also to the dedicated efforts of our workforce."

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of three ultra-deepwater drillships, the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer, as well as an additional ultra-deepwater drillship, the Cobalt Explorer, now under construction, and four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700
Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)
Revenues
Contract drilling services	$ 216,775	$ 113,696	$ 666,129	$ 423,897
Management fees	5,111	1,961	14,622	6,605
Reimbursables	16,651	7,307	51,309	40,970
Total revenues	238,537	122,964	732,060	471,472
Operating costs and expenses
Operating costs	99,349	58,731	335,915	230,089
General and administrative	9,240	7,416	32,612	26,002
Depreciation	31,882	19,228	106,609	68,747
Total operating costs and expenses	140,471	85,375	475,136	324,838
Income from operations	98,066	37,589	256,924	146,634
Other income (expense)
Interest income	26	42	221	90
Interest expense and other financing charges	(55,853)	(44,600)	(214,149)	(149,118)
Loss on debt extinguishment	-	(122,071)	(98,327)	(124,599)
Other, net	(574)	(205)	1,621	595
Total other income (expense)	(56,401)	(166,834)	(310,634)	(273,032)
Income (loss) before income taxes	41,665	(129,245)	(53,710)	(126,398)
Income tax provision	11,349	4,365	28,115	18,906
Net income (loss)	$ 30,316	$ (133,610)	$ (81,825)	$ (145,304)

Earnings (loss) per share
Basic	$ 0.10	$ (0.45)	$ (0.27)	$ (0.50)
Diluted	$ 0.09	$ (0.45)	$ (0.27)	$ (0.50)

Vantage Drilling Company
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Operating costs and expenses
Jackups	$ 21,288	$ 22,575	$ 89,253	$ 87,724
Deepwater	56,092	24,010	164,775	82,044
Operations support	8,108	5,695	33,267	23,449
Reimbursables	13,861	6,451	48,620	36,872
	$ 99,349	$ 58,731	$ 335,915	$ 230,089

Utilization
Jackups	89.4%	88.3%	87.1%	96.7%
Deepwater	90.3%	97.2%	93.3%	96.4%
Vantage Drilling Company
Consolidated Balance Sheet
(In thousands, except par value information)

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$ 54,686	$ 502,726
Restricted cash	2,125	3,515
Trade receivables	168,654	119,452
Inventory	55,804	37,944
Prepaid expenses and other current assets	23,717	25,208
Total current assets	304,986	688,845
Property and equipment
Property and equipment	3,472,407	2,893,837
Accumulated depreciation	(281,759)	(176,331)
Property and equipment, net	3,190,648	2,717,506
Other assets
Investment in joint venture	32,482	31,320
Other assets	100,027	92,536
Total other assets	132,509	123,856
Total assets	$ 3,628,143	$ 3,530,207

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 66,860	$ 50,909
Accrued liabilities	97,481	123,484
Current maturities of long-term debt and revolving credit agreement	63,500	31,250
Total current liabilities	227,841	205,643
Long-term debt, net of discount of $39,325 and $11,940	2,852,050	2,710,559
Other long-term liabilities	42,796	45,520
Commitments and contingencies
Shareholders' equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Ordinary shares, $0.001 par value, 500,000 shares authorized; 304,101 and 299,647 shares issued and outstanding	304	299
Additional paid-in capital	896,928	878,137
Accumulated deficit	(391,776)	(309,951)
Total shareholders' equity	505,456	568,485
Total liabilities and shareholders' equity	$ 3,628,143	$ 3,530,207

Vantage Drilling Company
Consolidated Statement of Cash Flows
(In thousands)
	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (81,825)	$ (145,304)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	106,609	68,747
Amortization of debt financing costs	12,356	16,930
Amortization of debt discount (premium)	7,523	(3,828)
Non-cash loss on debt extinguishment	6,070	9,546
Share-based compensation expense	7,064	7,073
Deferred income tax expense	997	3,785
Equity in loss of joint venture	513	49
Loss on disposal of assets	1,603	1,321
Changes in operating assets and liabilities:
Restricted cash	1,390	3,513
Trade receivables	(49,202)	(52,207)
Inventory	(17,860)	(13,568)
Prepaid expenses and other current assets	1,169	(9,724)
Other assets	(12,654)	318
Accounts payable	15,951	4,546
Accrued liabilities and other long-term liabilities	(48,135)	(41,762)
Net cash used in operating activities	(48,431)	(150,565)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(564,319)	(874,117)
Investment in joint venture	-	(31,000)
Proceeds from sale of property and equipment	22	-
Net cash used in investing activities	(564,297)	(905,117)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior secured notes, net	775,000	1,987,000
Proceeds from the issuance of term loan, net	344,750	490,000
Proceeds from the issuance of senior convertible notes	100,000	50,000
Repayment of long-term debt	(1,033,874)	(1,006,251)
Proceeds from revolving credit agreement, net	10,000	-
Debt issuance costs	(31,188)	(72,372)
Net cash provided by financing activities	164,688	1,448,377
Net increase (decrease) in cash and cash equivalents	(448,040)	392,695
Cash and cash equivalents-beginning of year	502,726	110,031
Cash and cash equivalents-end of year	$ 54,686	$ 502,726